SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On November 29, 2007, the Board of Directors (the “Board”) of ACME Communications, Inc. (the “Company”) approved an amendment and restatement of Article 5 of the Company’s Restated Bylaws, effective November 29, 2007, in connection with changes in Delaware law and NASDAQ Marketplace Rules regarding uncertificated shares. As amended, Article 5 of the Restated Bylaws enables the Board to provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be represented by uncertificated shares, but any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. As a general matter, pursuant to Article 5 of the Restated Bylaws, as amended, the Company will no longer be required to issue a certificate for uncertificated shares upon the request of the holder of such uncertificated shares. Additional related revisions were made throughout Article 5 of the Restated Bylaws in connection with and to conform to such change regarding uncertificated shares. In addition, certain other technical revisions and improvements were made by amending and restating Sections 3.2, 3.16 and 4.13 of the Restated Bylaws in order to remove outdated references to the initial number of directors and the initial committees of the Board and to clarify that the Chief Financial Officer is also the Treasurer. A copy of the Restated Bylaws, as amended and restated, is attached as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

    (a)        Not Applicable.

    (b)        Not Applicable.

    (c)        Not Applicable.

    (d)        Exhibits.

Exhibit No.	Description

3.1	Restated Bylaws of the Company, as amended and restated November 29, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	ACME Communications, Inc. By: /s/ Thomas D. Allen Thomas D. Allen Executive VP & Chief Financial Officer